3600 Glenwood Avenue, Suite 300 I Raleigh, NC 27612
o: 919-659-9000 I f: 919-659-9001

CONTACT:

Terry Earley, Chief Financial Officer
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: terry.earley@yadkinbank.com

FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Declares Cash Dividend on Common Stock

RALEIGH, N.C. – July 23, 2015 – Yadkin Financial Corporation (NYSE: YDKN), the holding company for Yadkin Bank, announced that its Board of Directors declared on Wednesday, July 22, 2015 the initiation of a regular quarterly cash dividend of $.10 per share of its outstanding unrestricted common stock. The dividend will be paid on or after August 20, 2015 to shareholders of record as of August 6, 2015.

Yadkin Financial Corporation is the holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 74 branches across North Carolina and upstate South Carolina. Serving over 80,000 customers, the company has assets of 4.3 billion dollars. The Bank’s primary business is providing banking, mortgage, investment and insurance services to residents and businesses across the Carolinas. The Bank provides mortgage-lending services through its mortgage division, Yadkin Mortgage, headquartered in Greensboro, NC. The Bank’s SBA Lending (Government Guaranteed Lending) is headquartered in Charlotte, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. The common stock is traded on the NYSE under the symbol YDKN.

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Forward-looking Statements
Information in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of the Company’s management to successfully integrate the Company’s business and execute its business plan across several geographic areas, local economic conditions affecting retail and commercial real estate, disruptions in the credit markets, changes in interest rates, adverse developments in the real estate market affecting the value and marketability of collateral securing loans made by the Bank, the failure of assumptions underlying loan loss and other reserves, competition, and the risk of new and changing regulation. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

www.yadkinbank.com
Member FDIC. Equal Housing Lender.